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                                                                    EXHIBIT 10.4

                              NOI SUPPORT AGREEMENT

      This NOI SUPPORT AGREEMENT (the "Agreement") is made on the 11th day of April, 2006, by LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("LPLP"), in favor of LIBERTY/COMMERZ 1701 JFK BOULEVARD, L.P., a Delaware limited partnership f/k/a Liberty Property Philadelphia Limited Partnership IV East (the "Partnership"), and 1701 JFK BOULEVARD PHILADELPHIA, L.P., a Delaware limited partnership ("Investor B Limited Partner").

      THE BACKGROUND OF THIS TRANSACTION IS AS FOLLOWS:

      A. The Partnership owns the Property (as defined in the Partnership Agreement referred to below).

      B. LPLP: (i) is affiliated with Liberty Property Philadelphia Corporation IV East, the sole general partner of the Partnership ("General Partner"), (ii) holds an interest as a limited partner in the Partnership, and (iii) manages the Property pursuant to the Management and Leasing Agreement (as defined in the Partnership Agreement).

      C. Investor B Limited Partner is acquiring an interest as a limited partner in the Partnership pursuant to the Amended and Restated Limited Partnership Agreement of the Partnership of even date with this Agreement (the "Partnership Agreement"). The pricing of Investor B Limited Partner's investment in the Partnership is based upon an assumed level of net operating income of the Property that exceeds the actual net operating income contractually committed as of the date of this Agreement. As a condition to Investor B Limited Partner's investment in the Partnership, Investor B Limited Partner has required that LPLP agree to supplement the net operating income of the Property until new leases are entered into or other sources of revenue are committed, in accordance with the terms set forth below in this Agreement.

      D. LPLP will benefit directly and indirectly from the investment by Investor B Limited Partner in the Partnership, and has agreed to provide the undertaking set forth below in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the transactions described therein, and intending to be legally bound, LPLP agrees as follows:

            1. Definitions. In addition to the terms defined above, the following terms shall have the meanings set forth below. Capitalized terms not defined in this Agreement shall have the meanings given to them in the Partnership Agreement.

            [The confidential material contained herein has been omitted and has been separately filed with the Commission.].

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      "Existing Comcast Lease" shall mean the Lease between the Partnership and
Comcast dated [The confidential material contained herein has been omitted and has been separately filed with the Commission.], with respect to space in the Property, as amended by First Amendment to Lease dated [The confidential material contained herein has been omitted and has been separately filed with the Commission.], and Second Amendment to Lease dated [The confidential material contained herein has been omitted and has been separately filed with the Commission.], but without regard to any amendments thereof after the date of this Agreement.

      "Existing Leases" shall mean the Existing Comcast Lease and the Existing Non-Comcast Leases.

      "Existing Non-Comcast Leases" shall mean the leases in effect as of the date of this Agreement between the Partnership and the following tenants: [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      "First Full Year" shall mean the calendar year immediately following the calendar year in which the Final Rent Commencement Date for the Initial Office Premises (as defined in the Existing Comcast Lease) occurs, except that if the Final Rent Commencement Date for the Initial Office Premises occurs on a January 1, the First Full Year shall be the calendar year in which the Final Rent Commencement Date for the Initial Office Premises occurs.

      "Long-Term Parking Revenues" shall mean parking revenues payable under an Existing Lease or a New Lease, but only to the extent such revenues are committed to be paid by the tenant for the duration of the term of such lease. The parties acknowledge that the parking revenues under the Existing Comcast Lease do not qualify as Long-Term Parking Revenues.

      "New Gross Rents" shall mean the annual total of all minimum rent, proforma operating expense reimbursements (projected to the reasonable satisfaction of Investor B Limited Partner and LPLP) and other recurring gross revenues receivable by the Partnership under a New Lease, but excluding (i) parking revenues other than Long-Term Parking Revenues, and (ii) Percentage Rents.

      "New Lease" shall mean (a) each lease of space in the Property entered into by the Partnership in accordance with the Leasing Guidelines or otherwise with the approval of Investor B Limited Partner, but excluding the Existing Leases, (b) each exercise of an expansion option by the tenant under any lease described in (a) above and any amendment of such lease that increases the rents thereunder, (c) each exercise of an expansion option by the tenant under any of the Existing Leases and any amendment of such lease that increases the rents thereunder, and (d) each rooftop antenna lease or license (or similar contract) entered into by the Partnership having a term of seven (7) years or greater with a party having the financial ability (as determined in Investor B Limited Partner's reasonable judgment) adequate to satisfy such party's obligations thereunder.

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      "Other Revenues" shall mean all revenues actually received by the
Partnership during the Term with respect to the Property other than fixed rents and operating expense reimbursements paid by a tenant under a lease. Other Revenues shall include, without limitation, Percentage Rent, parking revenues other than Long-Term Parking Revenues, and rooftop antenna revenues other than those included within New Gross Rents.

      "Percentage Rents" shall mean rents, in excess of a fixed minimum rental, calculated on the basis of the revenues or sales of a retail tenant.

      [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      "Rent Commencement Date" shall mean, with respect to each Lease, the date on which payments of rent are scheduled to commence pursuant to the terms of such lease (without regard to whether the tenant actually commences payment of rent).

      "Shortfall Amount" shall mean initially the following annual amounts:

            (a) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

            (b) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      "Term" shall mean the period of time commencing on the Transition Date, and ending on the earlier to occur of the seventh (7th) anniversary of the Transition Date or the termination of this Agreement pursuant to Section 3(d) below.

      2. Payment of the Shortfall Amount. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      3. Reductions of the Shortfall Amount. The Shortfall Amount shall be subject to reduction as follows:

            (a) Upon the execution of each New Lease prior to or during the Term, the Shortfall Amount shall be automatically and permanently reduced, effective upon the Rent Commencement Date under such lease, by the annualized New Gross Rents receivable by the Partnership with respect to the first twelve months after the Rent Commencement Date of such lease. Upon the occurrence of each rental increase under a New Lease or an Existing Non-Comcast Lease during the Term, the Shortfall Amount shall be automatically and permanently reduced, effective upon the scheduled date of such rental increase, by the annual amount of such rental increase.

            (b) If the effective date of a reduction of the Shortfall Amount pursuant to paragraph (a) above falls on a date other than the first day of a calendar month, the

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monthly installment of the Shortfall Amount payable with respect to such month shall be pro-rated based on the number of days occurring before and after the date of such reduction, and an appropriate reconciliation shall be made in the monthly installment of the Shortfall Amount payable with respect to the next succeeding month.

            (c) Each reduction of the Shortfall Amount as described above shall be permanent for the balance of the Term of this Agreement without regard to (i) any termination of the relevant lease before the expiration of its term, (ii) any subsequent reduction of the rents or other income payable under the relevant lease pursuant to any subsequent modification thereof, (iii) any failure or default on the part of the tenant or other party to pay the rents or other sums due under such lease.

            (d) Promptly after the execution of each New Lease prior to or during the Term, LPLP shall send to the Investor B Limited Partnership a re-calculation of the Shortfall Amount after taking into account the New Gross Rents receivable under such Lease.

            (e) When the aggregate of all reductions pursuant to this Section 3, after giving effect to any increases pursuant to Section 6 and Section 10, shall have reduced the Shortfall Amount to zero or a negative number, this Agreement will terminate and become null and void. In addition, if the Investor B Limited Partner shall exercise its "put" right pursuant to Section 9.03 of the Partnership Agreement, this Agreement shall terminate and become null and void upon the closing of LPLP's purchase of the Investor B Limited Partner's Partnership Interest, except that any obligations of LPLP that accrued hereunder prior to the date of such termination shall survive such termination.

      4. Other Revenues. All Other Revenues actually received by the Partnership in any calendar month during the Term shall be credited on a dollar-for-dollar basis against the monthly installments of the Shortfall Amount payable by LPLP pursuant to Section 2 above with respect to the next calendar month.

      5. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      6. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      7. Investor B Deferred Contribution. If the Investor B Limited Partner has not advanced the Investor B Deferred Contribution to the Partnership prior to the commencement of the Term, the amount of the Shortfall Amount shall be reduced as follows:

            (a) If an Investor B Deferred Capital Default has occurred and is continuing, then with respect to the period of time from the Transition Date until the date on which the Investor B Limited Partner advances the Investor B Deferred Contribution, the Shortfall Amount shall be reduced by multiplying the amount determined pursuant to paragraph (a) or (b) of the definition of "Shortfall Amount" (as adjusted pursuant to Sections 3, 6, 8 and 9,

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if applicable), by a fraction, the numerator of which is the amount of the
Investor B Limited Partner's Initial Capital Contribution theretofore funded by the Investor B Limited Partner and the denominator of which is the total Initial Capital Contribution required to be made by the Investor B Limited Partner; or

            (b) If an Investor B Deferred Capital Default has not occurred, then, with respect to the period of time from the Transition Date until the date on which the Investor B Limited Partner advances the Investor B Deferred Capital Contribution, the Shortfall Amount, as determined pursuant to paragraph (a) or
(b) of the definition of "Shortfall Amount" (as adjusted pursuant to Sections 3, 6, 8 and 9, if applicable), shall be reduced by an amount equal to (i) the Investor B Deferred Capital Contribution multiplied by (ii) a per annum rate equal to 30-day LIBOR reduced by 25 basis points, calculated for the number of days from the Transition Date until the funding of the Investor B Deferred Capital Contribution; provided, however, that if the Investor B Limited Partner subsequently fails to fund the Investor B Deferred Capital Contribution when due in accordance with the Partnership Agreement, then from and after the date of such failure until the actual funding of the Investor B Deferred Capital Contribution, the reduction in the Shortfall Amount pursuant to this Section 7 shall be governed by the terms of paragraph (a) above rather than by this paragraph (b).

      8. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      9. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      10. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]Lease. If [The confidential material contained herein has been omitted and has been separately filed with the Commission.]exercises its right to reduce the area demised under its Lease of space at the Property, the Shortfall Amount shall be automatically and permanently increased by the annualized amount of the reduction in minimum rents and proforma operating expenses receivable by the Partnership as the result of such reduction in area.

      11. Representations of LPLP. LPLP represents and warrants to the Investor B Limited Partner that:

            (a) LPLP has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. LPLP is duly organized, validly existing and in good standing under the laws of the state of its formation. The execution, delivery and performance of this Agreement by LPLP has been duly and validly authorized. The persons signing this Agreement on LPLP's behalf have been validly authorized and directed to sign this Agreement.

            (b) This Agreement constitutes LPLP's legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforceability

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may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors' rights generally and to general principles of equity.

            (c) LPLP's execution, delivery and performance of this Agreement will not (i) violate LPLP's organizational documents, (ii) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any Agreement, indenture, credit facility or other instrument to which LPLP or any of its assets may be subject, or (iii) violate any order, judgment or decree to which LPLP or any of its assets is subject.

            (d) No action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or, to the best of LPLP's knowledge, threatened against LPLP which, either in any one instance or in the aggregate, may have a material, adverse effect on LPLP's ability to perform its obligations under this Agreement.

      12. Miscellaneous.

            (a) All notices under this Agreement shall be given to the parties in the same manner and to the same addresses as provided in the Partnership Agreement.

            (b) This Agreement shall be governed by and construed under the laws of the State of Delaware.

            (c) If any term, covenant or condition of this Agreement shall be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and each term, covenant and condition of this Agreement shall be valid and shall be enforced to the extent permitted by law.

            (d) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided that Investor B Limited Partner shall not have the right or power to assign its rights under this Agreement except to a permitted assignee of Investor B Limited Partner's limited partnership interest in the Partnership.

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      IN WITNESS WHEREOF, LPLP has caused this Agreement to be duly executed on the day and year first above written.

                                    LIBERTY PROPERTY LIMITED PARTNERSHIP

                                    By Liberty Property Trust, its general
                                    partner

                                    By: /s/ William P. Hankowsky
                                        -------------------------------
                                    Name: William P. Hankowsky
                                    Title: Chairman, President and CEO

                                    By: /s/ George J. Alburger, Jr.
                                        -------------------------------
                                    Name: George J. Alburger, Jr.
                                    Title: Chief Financial Officer

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                                    EXHIBIT A

    [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

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                                    EXHIBIT B

    [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

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                                    EXHIBIT C

    [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

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                                    EXHIBIT D

    [The confidential material contained herein has been omitted and has been separately filed with the Commission.]